Exhibit 99.1

CarParts.com Reports Record Second Quarter 2021 Results

 Record Quarterly Sales of $157.5 million, up 32%

6th Consecutive Quarter of Year over Year Sales Growth

Net Income Growth of 32% to $2.1 million and Record Adjusted EBITDA of $8.3 million

TORRANCE, Calif. – August 5th, 2021 – CarParts.com, Inc. (NASDAQ: PRTS), one of the leading e-commerce providers of automotive parts and accessories, is reporting results for the second quarter ended July 3, 2021.

Second Quarter 2021 Summary vs. Year-Ago Quarter

●	Net sales increased 32% year over year to $157.5 million.
●	Gross profit increased 31% to $53.3 million, with gross margin down 40 basis points to 33.9% driven in part to continued pressure from inbound and outbound freight as well as a shift in mix in branded products, which typically carry a higher selling price but lower gross margin percentage.
●	Net income was $2.1 million or $0.04 per diluted share, compared to net income of $1.6 million or $0.03 per diluted share.
●	Record Adjusted EBITDA of $8.3 million vs. $5.6 million.
●	Announced $30 million in stock repurchase plan.
●	Management reiterates long term targets of 20-25% compounded revenue growth and 8-10% EBITDA margin.

Management Commentary

“We saw another record-breaking quarter with revenues of $157.5 million” said Lev Peker, CEO of CarParts.com. “We also achieved a record breaking $8.3 million of Adjusted EBITDA.”

“A large contributor to our revenue growth was due to an increase in DC capacity since Grand Prairie was fully operational. I’m proud to announce that we are expanding the space there by 156k square feet and we have also signed a lease to open a new 180k square foot Jacksonville, Florida distribution center. Once these two facilities are added to our network, our total DC square footage will exceed 1.2 million square feet.”

“We are also announcing a share repurchase program of up to $30 million. The program gives us a flexible way to return value to our shareholders when we see unwarranted volatility in our stock and we intend to be opportunistic with repurchases. An important driver of our decision making will of course be the potential ROI of any dollar spent; whether it’s an investment into our shares, inventory, supply chain or technology.”

Second Quarter 2021 Financial Results

Net sales in the second quarter of 2021 were $157.5 million compared to $118.9 million in the year-ago quarter. The increase was primarily driven by the expanded capacity coming from our Grand Prairie distribution center and the additional product offering of branded inventory from our partner network.

Gross profit in the second quarter increased 31% to $53.3 million compared to $40.8 million in the second quarter last year, with gross margin down 40 bps to 33.9% compared to 34.3%. The decrease in gross margin was in part due to continued pressure from inbound and outbound freight as well as a shift in mix in branded products, which typically carry a higher selling price but lower gross margin percentage.

Total operating expenses in the second quarter were $51.0 million compared to $38.7 million in the second quarter last year in line with our growth in sales.

Net income in the second quarter increased to $2.1 million compared to $1.6 million in the second quarter last year. The increase was driven by the significant sales growth.

Adjusted EBITDA in the second quarter increased to $8.3 million compared to $5.6 million in the year-ago quarter. The increase was driven by the significant sales growth.

On July 3, 2021, the Company had no revolver debt, no outstanding trade letters of credit (“LCs”) and a cash balance of $33.1 million, compared to no revolver debt, no outstanding trade LCs and a $35.8 million cash balance at prior fiscal year-end January 2, 2021.

On July 27, 2021, the Company’s Board of Directors authorized a new stock repurchase program under which the Company may purchase up to $30 million of the Company’s common stock from time to time. The repurchases of common stock may be executed through open market purchases, block trades, the implementation of a 10b5-1 plan, and/or any other available methods. The amount and timing of repurchases will depend upon market conditions and other corporate considerations. The share repurchase program does not obligate the Company to acquire any particular amount of stock, and it may be terminated, modified, or suspended at any time at the Company’s discretion.

Conference Call

CarParts.com CEO Lev Peker and CFO/COO David Meniane will host a conference call today via an audio webcast on the Company’s website per the link below, followed by a question and answer period.

Date: Thursday, August 5, 2021

Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)

Webcast: www.carparts.com/investor/news-events

To listen to the live call, please click the link above to access the webcast at least 5-10 minutes prior to the start time to register your name and organization. The audio webcast will be archived on the Company’s website at www.carparts.com/investor.

If you are unable to join via the webcast, you may dial in to the call at 833-649-1138 (domestic) or 918-922-3112 (international) using access code 6871145. A telephone replay will also be available on the same day through May 17, 2021 at 855-859-2056 (domestic) or 404-537-3406 (international) using access code 6871145.

About CarParts.com, Inc.

With over 25 years of experience, and more than 50 million parts delivered, we’ve streamlined our website and sourcing network to better serve the way drivers get the parts they need. Utilizing the latest technologies and design principles, we’ve created an easy-to-use, mobile-friendly shopping experience that, alongside our own nationwide distribution network, cuts out the brick-and-mortar supply chain costs and provides quality parts at a budget-friendly price.

CarParts.com is headquartered in Torrance, California.

Non-GAAP Financial Measures

Regulation G, and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We provide “Adjusted EBITDA,” which is a non-GAAP financial measure. Adjusted EBITDA consists of net income (loss) before (a) interest expense, net; (b) income tax provision; (c) depreciation and amortization expense; (d) amortization of intangible assets; and (e) share-based compensation expense. A reconciliation of Adjusted EBITDA to net income (loss) is provided below.

The Company believes that this non-GAAP financial measure provides important supplemental information to management and investors. This non-GAAP financial measure reflects an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliation to corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting the Company’s business and results of operations.

Management uses Adjusted EBITDA as one measure of the Company’s operating performance because it assists in comparing the Company’s operating performance on a consistent basis by removing the impact of stock compensation expense and the costs associated with the customs issue, as well as other items that we do not believe are representative of our ongoing operating performance. Internally, this non-GAAP measure is also used by management for planning purposes, including the preparation of internal budgets; for allocating resources to enhance financial performance; and for evaluating the effectiveness of operational strategies. The Company also believes that analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate the ongoing operations of companies in our industry.

This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measures should not be construed as an inference that these costs are all unusual, infrequent or non-recurring.

Safe Harbor Statement

This press release contains statements which are based on management’s current expectations, estimates and projections about the Company’s business and its industry, as well as certain assumptions made by the Company. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as “anticipates,” “could,” “expects,” “intends,” “plans,” “potential,” “believes,” “predicts,” “projects,” “seeks,” “estimates,” “may,” “will,” “would,” “will likely continue” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding our future operating results and financial condition, our potential growth and our ability to expand and improve our product offerings, and repurchases by us of outstanding shares of our common stock. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, competitive pressures, our dependence on search engines to attract customers, demand for the Company’s products, the online market and channel mix for aftermarket auto parts, the economy in general, increases in commodity and component pricing that would increase the Company’s product costs, the operating restrictions in its credit agreement, the weather, the impact of the customs issues and any other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Risk Factors contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.carparts.com/investor and the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

Investor Relations:

Ryan Lockwood, CFA

IR@carparts.com

Summarized information for the periods presented is as follows (in millions):

	Thirteen Weeks Ended	Thirteen Weeks Ended	Twenty-Six Weeks Ended	Twenty-Six Weeks Ended
	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Net sales	$157.54	$118.93	$302.34	$206.75
Gross profit	$53.35	$40.83	$102.52	$70.61
	33.9%	34.3%	33.9%	34.2%
Operating expense	$51.01	$38.65	$102.69	$68.79
	32.4%	32.5%	34.0%	33.3%
Net income (loss)	$2.07	$1.57	$(0.65)	$0.59
	1.3%	1.3%	(0.2)%	0.3%
Adjusted EBITDA	$8.35	$5.56	$11.91	$9.86
	5.3%	4.7%	3.9%	4.8%

The table below reconciles net income (loss) to Adjusted EBITDA for the periods presented (in thousands):

	Thirteen Weeks Ended	Thirteen Weeks Ended	Twenty-Six Weeks Ended	Twenty-Six Weeks Ended
	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Net income (loss)	$2,072	$1,568	$(650)	$590
Depreciation & amortization	2,171	1,634	4,550	3,532
Amortization of intangible assets	27	25	55	50
Interest expense, net	263	490	512	1,149
Taxes	113	118	168	154
EBITDA	$4,646	$3,835	$4,635	$5,475
Stock compensation expense	$3,699	$1,722	7,272	4,385
Adjusted EBITDA	$8,345	$5,557	$11,907	$9,860

CARPARTS.COM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE OPERATIONS

(Unaudited, in Thousands, Except Per Share Data)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	July 3,	June 27,	July 3,	June 27,
	2021	2020	2021	2020
Net sales	$157,536	$118,930	$302,338	$206,748
Cost of sales (1)	104,187	78,101	199,815	136,140
Gross profit	53,349	40,829	102,523	70,608
Operating expense	51,013	38,653	102,685	68,785
Income (loss) from operations	2,336	2,176	(162)	1,823
Other income (expense):
Other, net	116	3	197	74
Interest expense	(267)	(493)	(517)	(1,153)
Total other expense, net	(151)	(490)	(320)	(1,079)
Income (loss) before income taxes	2,185	1,686	(482)	744
Income tax provision	113	118	168	154
Net income (loss)	2,072	1,568	(650)	590
Other comprehensive gain (loss):
Foreign currency translation adjustments	16	(29)	30	(35)
Unrealized gain (loss) on deferred compensation trust assets	38	58	73	(37)
Total other comprehensive gain (loss)	54	29	103	(72)
Comprehensive income (loss)	$2,126	$1,597	$(547)	$518
Net income (loss) per share:
Basic net income (loss) per share	$0.04	$0.04	$(0.01)	$0.01
Diluted net income (loss) income per share	$0.04	$0.03	$(0.01)	$0.01
Weighted-average common shares outstanding:
Shares used in computation of basic net income (loss) per share	51,684	39,386	50,222	38,124
Shares used in computation of diluted net income (loss) per share	57,122	47,329	50,222	42,058

(1)	Excludes depreciation and amortization expense which is included in operating expense.

CARPARTS.COM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, In Thousands, Except Par and Liquidation Value)

	July 3,	January 2,
	2021	2021
ASSETS
Current assets:
Cash and cash equivalents	$33,149	$35,802
Accounts receivable, net	6,994	6,318
Inventory	113,964	89,316
Other current assets	6,401	7,939
Total current assets	160,508	139,375
Property and equipment, net	17,602	14,742
Right-of-use - assets - operating leases, net	15,889	17,507
Right-of-use - assets - finance leases, net	14,890	12,457
Other non-current assets	2,278	2,892
Total assets	$211,167	$186,973
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$60,741	$45,302
Accrued expenses	15,814	18,190
Customer deposits	400	630
Right-of-use - obligation - operating, current	2,729	2,527
Right-of-use - obligation - finance, current	2,255	1,583
Other current liabilities	4,018	3,747
Total current liabilities	85,957	71,979
Right-of-use - obligation - operating, non-current	14,359	16,046
Right-of-use - obligation - finance, non-current	13,005	11,428
Other non-current liabilities	3,826	4,031
Total liabilities	117,147	103,484
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 100,000 shares authorized; 52,184 and 48,091 shares issued and outstanding as of July 3, 2021 and January 2, 2021 (of which 2,525 are treasury stock)	55	51
Treasury stock	(7,146)	(7,146)
Additional paid-in capital	271,334	260,260
Accumulated other comprehensive loss	(112)	(215)
Accumulated deficit	(170,111)	(169,461)
Total stockholders’ equity	94,020	83,489
Total liabilities and stockholders' equity	$211,167	$186,973

CARPARTS.COM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, In Thousands)

	Twenty-Six Weeks Ended
	July 3,	June 27,
	2021	2020
Operating activities
Net (loss) income	$(650)	$590
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization expense	4,550	3,532
Amortization of intangible assets	55	50
Share-based compensation expense	7,272	4,385
Stock awards issued for non-employee director service	12	12
Loss from disposition of assets	—	1
Amortization of deferred financing costs	9	9
Changes in operating assets and liabilities:
Accounts receivable	(676)	(2,609)
Inventory	(24,649)	(12,883)
Other current assets	1,316	(1,597)
Other non-current assets	540	(296)
Accounts payable and accrued expenses	12,883	32,055
Other current liabilities	42	1,671
Right-of-use obligation - operating leases - current	430	483
Right-of-use obligation - operating leases - long-term	(76)	(383)
Other non-current liabilities	(77)	148
Net cash provided by operating activities	981	25,168
Investing activities
Additions to property and equipment	(5,398)	(3,840)
Net cash used in investing activities	(5,398)	(3,840)
Financing activities
Borrowings from revolving loan payable	90	1,273
Payments made on revolving loan payable	(90)	(1,273)
Proceeds from notes payable	—	4,107
Payments of notes payable	—	(5,333)
Payments on finance leases	(990)	(315)
Statutory tax withholding payment for share-based compensation	(3)	(85)
Proceeds from exercise of stock options	2,779	2,893
Net cash provided by financing activities	1,786	1,267
Effect of exchange rate changes on cash	(22)	(8)
Net change in cash and cash equivalents	(2,653)	22,587
Cash and cash equivalents, beginning of period	35,802	2,273
Cash and cash equivalents, end of period	$33,149	$24,860
Supplemental disclosure of non-cash investing and financing activities:
Right-of-use operating asset acquired	$17	$9,065
Right-of-use finance asset acquired	$3,629	$385
Accrued asset purchases	$1,954	$665
Share-based compensation expense capitalized in property and equipment	$1,018	$155
Stock issued for services	$389	$—
Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes	$65	$90
Cash paid during the period for interest	$543	$1,125